Exhibit 99.1

News Release

CONTACT:	Steve Dale (Media) (612) 303-0784
Judith T. Murphy (Analysts) (612) 303-0783
U.S. BANCORP ANNOUNCES RESULTS OF EXCHANGE OFFER FOR 6.189
PERCENT FIXED-TO-FLOATING RATE NORMAL ITS ISSUED BY USB CAPITAL IX
AND RELATED CONSENT SOLICITATION
MINNEAPOLIS (June 8, 2010) — U.S. Bancorp (NYSE: USB) announced today the results of its offer to exchange (the “Exchange Offer”) up to 1,250,000 of its depositary shares (the “Depositary Shares”), representing a 1/100th ownership interest in a share of U.S. Bancorp’s Series A Non-Cumulative Perpetual Preferred Stock, $100,000 liquidation preference per share, for any and all of the 1,250,000 outstanding 6.189 percent Fixed-to-Floating Rate Normal ITS (the “Normal ITS”) issued by USB Capital IX, as well as the results of its concurrent solicitation (the “Consent Solicitation”) of consents (the “Consents”) to proposed amendments to the trust documents related to the Normal ITS, the indenture pursuant to which the junior subordinated notes that correspond to the Normal ITS were issued and related documents (the “Proposed Amendments”).
The Exchange Offer and related Consent Solicitation expired at 11:59 p.m., New York City time (EDT), on June 7, 2010. As of such time, 574,622 Normal ITS (representing $574,622,000 aggregate liquidation amount), or 45.97 percent of those outstanding, were validly tendered and not withdrawn in the Exchange Offer. Consents to adopt the Proposed Amendments were received with respect to $697,709,000 aggregate liquidation amount of Normal ITS, or 55.82 percent of those outstanding, and the requisite Consents were received to approve the Proposed Amendments, which will become operative upon settlement of the Exchange Offer.
U.S. Bancorp has accepted for exchange all Normal ITS that were validly tendered and not withdrawn as of the expiration of the Exchange Offer.
On the settlement date for the Exchange Offer and Consent Solicitation, which is expected to occur on June 10, 2010, U.S. Bancorp will issue an aggregate of 574,622 Depositary Shares to tendering holders of Normal ITS, and will pay to such holders accrued and unpaid distributions on their tendered Normal ITS to, but excluding, the settlement date. U.S. Bancorp will also pay the holders of the $123,087,000 aggregate liquidation amount of Normal ITS for which separate Consents not accompanied by a tender of Normal ITS were received, the Consent Fee of $1.25 per each Normal ITS for which a separate Consent was delivered.
Deutsche Bank Securities Inc. acted as lead dealer manager and structuring advisor and U.S. Bancorp Investments, Inc. acted as co-dealer manager in connection with the Exchange Offer and Consent Solicitation.
U.S. Bancorp filed a registration statement on Form S-4 and Amendments No. 1 and No. 2 with the Securities and Exchange Commission (“SEC”) on May 10, 2010, May 24, 2010 and June 3, 2010, respectively, relating to the Exchange Offer and the Consent Solicitation (collectively, the “Registration Statement”). The Registration Statement was declared effective by the SEC on June 4, 2010.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any security.
U.S. Bancorp, with $282 billion in assets as of March 31, 2010, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. The company operates 3,025 banking offices in 24 states and 5,312 ATMs and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. Visit U.S. Bancorp on the web at usbank.com.
Forward-Looking Statements
The following information appears in accordance with the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date made. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. Global and domestic economies could fail to recover from the recent economic downturn or could experience another severe contraction, which could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities. Global financial markets could experience a recurrence of significant turbulence, which could reduce the availability of funding to certain financial institutions and lead to a tightening of credit, a reduction of business activity, and increased market volatility. Stress in the commercial real estate markets, as well as a delay or failure of recovery in the residential real estate markets, could cause additional credit losses and deterioration in asset values. In addition, U.S. Bancorp’s business and financial performance could be impacted as the financial industry restructures in the current environment, by increased regulation of financial institutions or other effects of recently enacted or future legislation, and by changes in the competitive landscape. U.S. Bancorp’s results could also be adversely affected by continued deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in its investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.
For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2009, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Forward-looking statements speak only as of the date they are made, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.
# # #